UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————
FORM 8-K
——————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
——————
Date of report (Date of earliest event reported): March 11, 2014

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
——————

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
——————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee (the “Committee”) of the Board of Directors of Employers Holdings, Inc. (the “Company”) continuously reviews the Company's executive compensation program to ensure that it rewards the achievement of specific goals, aligns executives' interests with those of the Company's stockholders by rewarding performance that meets or exceeds the established goals, and ultimately motivates the Company's executives to increase stockholder value without encouraging excessive risk taking. As part of this review, the Committee considers, among other things, input from the Company's major stockholders, the voting policies of various proxy advisory services and trends in the marketplace.
The Company is a party to an employment agreement (the “Employment Agreement”) with Douglas D. Dirks, Chief Executive Officer of the Company (the “Executive”). The Employment Agreement, which became effective on May 10, 2012, provides that its initial term would automatically expire on December 31, 2014, unless the Company gave written notice to the Executive, no later than six months prior to the expiration of the Employment Agreement's current term, of an intent to renew the agreement for an additional term of two years.
In this regard, on March 11, 2014, the Committee agreed to have the Executive notified in writing that the Company would be renewing the Employment Agreement for an additional term of two years (expiring on December 31, 2016).
The Employment Agreement has previously been filed by the Company with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Current Report on Form 8-K filed by the Company on May 11, 2012, and the material terms of the Employment Agreement are described therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 13, 2014	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel